Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal Second Quarter 2006 Results

DENVER, CO (June 5, 2006) – VICORP Restaurants, Inc., today announced financial results for its fiscal 2006 second quarter ended April 20, 2006. Net revenues for the second quarter of 2006 were $106.3 million, a 9.0% increase from net revenues of $97.5 million reported in the second quarter of 2005. The increase in the net revenue resulted from sales at the 26 new restaurants, net of closures, opened since the end of the second quarter of fiscal 2005. Comparable restaurant sales for the second quarter of 2006 declined 2.2% versus the previous year’s second quarter. Comparable restaurant sales for Village Inn and Bakers Square decreased 2.6% and 1.7%, respectively. The net loss for the second quarter of 2006 was $1.3 million versus a net income of $0.5 million in the comparable period of 2005. Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” – as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the second quarter of 2006 was $11.1 million versus $11.8 million for the second quarter of 2005.

Operating profit was $4.8 million in the second quarter of 2006 versus $6.8 million in the second quarter of 2005, principally due to lower restaurant operating contribution, non-cash asset impairments recognized in the quarter and somewhat higher net manufacturing loss on outside sales at VICOM. Food cost as a percentage of restaurant sales declined 0.9 pt in the second quarter of 2006 versus the comparable period of 2005, as increased pricing more than offset increases in commodity costs on a percentage basis. Labor costs as a percentage of restaurant sales increased to 34.0% in the second quarter of 2006 versus 32.5% in the comparable quarter of 2005. Labor costs increased as a percentage of restaurant sales partially due to negative leverage associated with year-over-year store-level wage increases during a quarter of same store sales decline, as well as higher percentage labor costs in the significant number of restaurants opened over recent quarters. Other operating expenses increased by 1.7 pts as a percentage of restaurant sales primarily due to higher percentage pre-opening and occupancy costs incurred in the fiscal 2006 second quarter versus that of the comparable quarter of 2005. The increase in preopening costs was a result of increased new restaurant opening activity in the second quarter of 2006 and early in 2006 versus the comparable period of last year. The increase in percentage occupancy costs in the second quarter of 2006 versus the comparable period of 2005 was largely a result of negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales, as well as higher percentage occupancy costs associated with the immature newly opened restaurants.

Debra Koenig, CEO, commented, “We are disappointed with the comparable sales declines in both of our concepts in the second quarter. The weakness is consistent with current casual dining trends, which are being impacted by lower consumer spending due to higher gas prices. Nonetheless, we are pleased with the overall results to date of our new store strategy. During the second quarter, we opened 6 new restaurants, bringing the total for fiscal 2006 to 12 new Village Inn restaurants. In addition, in the first half of fiscal 2006, we acquired 4 Village Inn franchise restaurants in the Tulsa, Oklahoma market. In fiscal 2006, we plan to open or acquire between 29 and 34 restaurants, predominantly under the Village Inn brand.”

“To strengthen the focus on the Bakers Square and Village Inn brands, we made organizational changes in early 2006. We appointed Jeff Guido as President of the Village Inn brand and initiated a search for a Bakers Square President. I am pleased to report that Tim Casey has joined VICORP as President of the Bakers Square Restaurants. Tim’s business credentials are primarily multi-unit retail, including Southland Corporation and, more recently, Starbucks. We look forward to Tim’s infusion of energy combined with his business savvy in leading Bakers Square to capitalize on the future.”

Year-to-date through the second quarter net revenues were $218.6 million in 2006, an increase of 2.7% over the $212.9 million reported in 2005, primarily due to the incremental sales at the 26 net newly opened restaurants since the end of the second quarter of fiscal 2005. Comparable restaurant sales for fiscal 2006 declined 1.1% versus fiscal 2005. Comparable restaurant sales for Village Inn decreased 1.2%, while Bakers Square comparable restaurant sales decreased 1.0%. Net loss for the year-to-date through the second quarter 2006 was $1.2 million versus net income in the comparable period in 2005 of $2.7million. Adjusted EBITDA was $23.7 million for the first half of 2006, versus $27.0 million in the first half of 2005.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks. Our second quarter of both fiscal 2006 and fiscal 2005 was comprised of 12 weeks, or 84 days. Fiscal 2006 will consist of 52 weeks, or 364 total days, while fiscal 2005 consisted of 53 weeks, or 371 total days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry. However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Tuesday, June 6, 2006, at 1:00 p.m. Eastern Standard Time. The conference call can be accessed by dialing 1-800-967-7144, Conference I.D. Number 8547508. A recording of the conference call will be available after 7:00 p.m. Eastern Standard Time on June 6, 2006, and can be accessed by dialing 1-888-203-1112, Conference I.D. Number 8547508.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of April 20, 2006, VICORP, founded in 1958, has 396 restaurants in 26 states, consisting of 300 company-operated restaurants and 96 franchised restaurants. Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner. Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients. Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement. See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended November 3, 2005, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations. Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

(In thousands)

	For the 84 days ended	For the 84 days ended	For the 168 days ended	For the 175 days ended
	April 20,	April 21,	April 20,	April 21,
	2006	2005	2006	2005

Revenues:
Restaurant operations	$98,116	$92,339	$202,242	$196,862
Franchise operations	1,165	1,191	2,331	2,420
Manufacturing operations	6,978	4,017	13,990	13,600
	106,259	97,547	218,563	212,882
Costs and expenses:
Restaurant costs:
Food	24,719	24,086	53,036	52,629
Labor	33,333	30,042	66,274	62,282
Other operating expenses	28,545	25,336	58,672	53,102
Franchise operating expenses	503	521	986	1,032
Manufacturing operating expenses	7,565	4,325	15,078	13,576
General and administrative expenses	6,084	6,271	11,905	12,878
Transaction expenses	—	—	—	15
Management fees	196	196	392	392
Asset impairments	513	—	821	—
Operating profit	4,801	6,770	11,399	16,976
Interest expense	(7,090)	(6,476)	(14,029)	(13,454)
Other income, net	113	138	284	226
Income (loss) before income taxes	(2,176)	432	(2,346)	3,748
Provision for income taxes (benefit)	(886)	(24)	(1,121)	1,023
Net income (loss)	(1,290)	456	(1,225)	2,725
Preferred stock dividends and accretion	(2,242)	(1,928)	(4,427)	(3,975)
Net loss attributable to common stockholders	$(3,532)	$(1,472)	$(5,652)	$(1,250)

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry. However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR

(Unaudited)

(In thousands)

	For the 84 days ended	For the 84 days ended	For the 168 days ended	For the 175 days ended
	April 20,	April 21,	April 20,	April 21,
	2006	2005	2006	2005
Net income (loss)	$(1,290)	$456	$(1,225)	$2,725
Provision for income taxes (benefit)	(886)	(24)	(1,121)	1,023
Interest expense	7,090	6,476	14,029	13,454
Depreciation & amortization	5,197	4,520	10,340	9,000
EBITDA	10,111	11,428	22,023	26,202
Adjustments to EBITDA:
Impairment of assets	513	—	821	—
Asset retirement expense	161	(6)	177	22
Transaction expense	—	—	—	15
Amortization of rent related adjustments (a)	318	360	668	746
Total Adjustments	992	354	1,666	783
ADJUSTED EBITDA	11,103	11,782	23,689	26,985
Net rent expense	5,151	4,454	10,241	9,428
ADJUSTED EBITDAR	$16,254	$16,236	$33,930	$36,413

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Data)

	April 20, 2006	November 3, 2005

Assets
Current assets:
Cash and cash equivalents	$1,954	$2,099
Receivables, net	9,953	15,756
Inventories	10,973	12,425
Deferred income taxes, short-term	2,317	1,431
Prepaid expenses and other current assets	2,513	3,175
Prepaid Rent	737	2,172
Income tax receivable	3,288	733
Total current assets	31,735	37,791
Property and equipment, net	91,562	86,459
Assets under deemed landlord financing liability, net	133,416	126,146
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	10,445	10,765
Deferred income taxes	1,542	3,010
Other assets, net	12,002	13,613
Total assets	$415,183	$412,265

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$48	$63
Cash overdraft	3,005	6,341
Accounts payable	12,171	13,291
Accrued compensation	8,437	8,066
Accrued taxes	9,606	7,746
Other accrued expenses	13,594	12,992
Total current liabilities	46,861	48,499
Long-term debt	146,239	147,013
Capitalized lease obligations	173	185
Deemed landlord financing liability	138,943	132,038
Deferred income taxes, long-term	—	—
Other noncurrent liabilities	12,003	11,596
Total liabilities	344,219	339,331

Commitments and contingencies

Stock subject to repurchase	1,055	1,063
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,942 shares issued and outstanding at April 20, 2006 and 68,944 shares issued and outstanding at November 3, 2005 (aggregate liquidation preference of $92,630 and $88,178, respectively)	93,133	89,287
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,343,163 shares issued and outstanding at April 20, 2006 and 1,395,255 shares issued and outstanding at November 3, 2005	—	—
Paid-in capital	2,362	2,465
Treasury stock, at cost, 1,371.11 shares of preferred stock and 132,695 shares of common stock at April 20, 2006 and 923.87 shares of preferred stock and 80,603 shares of common stock at November 3, 2005	(1,057)	(1,004)
Accumulated deficit	(24,529)	(18,877)
Total stockholders’ equity	69,909	71,871
Total liabilities and stockholders’ equity	$415,183	$412,265